Exhibit 16(1)(a):  Service Agreement dated January 1, 1994, by and between Golden American Life Insurance Company and Directed Services, Inc., as amended

SERVICE AGREEMENT

This Service Agreement (hereinafter called
"Agreement") is made effective as of the 1st day of
January 1994, by and between Directed Services, Inc., a
New York Corporation (hereinafter called "DSI"), and
Golden American Life Insurance Company, a Delaware
Insurance Corporation (hereinafter called "Golden
American").

WHEREAS, DSI has extensive experience in the
distribution of variable insurance business; and

WHEREAS, Golden American is an affiliate of DSI and
desires DSI to perform certain marketing, sales and other
services (hereinafter called "Services") for Golden
American in its insurance operations and desires further
to make use in its day-to-day operations of certain
personnel, property, equipment, and facilities
(hereinafter called "Facilities") of DSI as Golden
American may request; and

WHEREAS, DSI desires Golden American to perform
certain managerial, supervisory, treasury, accounting,
financial reporting, systems, legal and tax-related tasks
for DSI in its securities operations and further to make
use in its day-to-day operations of certain personnel,
property, equipment, and facilities of Golden American as
DSI may request; and

WHEREAS, DSI and Golden American contemplate that
such an arrangement will achieve certain operating
economies, and improve services to the mutual benefit of
both DSI and Golden American; and

WHEREAS, DSI and Golden American wish to assure that
all charges for Services and the use of Facilities
incurred hereunder are reasonable and to the extent
practicable reflect actual costs and are arrived at in a
fair and equitable manner, and that estimated costs,
whenever used, are adjusted periodically to bring them
into alignment with actual costs; and

WHEREAS, DSI and Golden American wish to identify
the Services to be rendered to Golden American and DSI
and to provide a method of fixing bases for determining
the charges to be made.

NOW, THEREFORE, in consideration of the premises and
of the promises set forth herein, and intending to be
legally bound hereby, DSI and Golden American agree as
follows:

1. PERFORMANCE OF SERVICES

Both parties agree to the extent requested by the
other party to perform such Services for each other as
the parties determine to be reasonably necessary in the
conduct of their insurance operations and securities
operations.

Each party agrees at all times to use its best
efforts to maintain sufficient personnel and Facilities
of the kind necessary to perform the Services
contemplated under this Agreement. Each shall have the
right upon thirty (30) days prior written notice to the
other to subcontract with those parents, subsidiaries,
affiliates or unrelated third parties (hereinafter
"SUBS") accepted in writing by the other party to perform
any Services and provide any personnel and Facilities
which each is obligated to provide pursuant to this
Agreement and in strict accordance with the terms,
conditions and limitations contained in this Agreement.
In addition, each party agrees that shared personnel may
be used. Services provided by such shared personnel may
satisfy either party's obligations to perform Services

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under this Agreement.

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(a) CAPACITY OF PERSONNEL

Whenever either party utilizes its personnel to
perform Services for the other pursuant to this
Agreement, such personnel shall at all times remain
employees of the employer subject solely to its direction
and control and the employer shall alone retain full
liability to such employees for their welfare, salaries,
fringe benefits, legally required employer contributions
and tax obligations.

No facility of either party used in performing
Services for or subject to use by the other party shall
be deemed to be transferred, assigned, conveyed or leased
by performance or use pursuant to this Agreement.

(b) EXERCISE OF JUDGEMENT IN RENDERING SERVICES

In providing any Services hereunder which require
the exercise of judgement, each party shall perform any
such Service in accordance with any standards and
guidelines developed and communicated to the other party.
In performing any Services hereunder, each party shall at
all times act in a manner reasonably calculated to be in,
or not opposed to, the best interest of the other party.

Neither party shall have liability for any
action taken or omitted by it, in furnishing Services and
Facilities under this Agreement, in good faith and
without gross negligence.

(c) CONTROL

The performance of Services by DSI for Golden
American or Golden American for DSI pursuant to this
Agreement shall in no way impair the absolute control of
the business and operations of DSI or Golden American by
their respective Boards of Directors. Each party shall
act hereunder so as to assure the separate operating
identity of the other party.

2. SERVICES

The performance of DSI under this Agreement with
respect to the business and operations of Golden American
shall at all times be subject to the direction and
control of the Board of Directors of Golden American.
The performance of Golden American under this Agreement
with respect to the business and operations of DSI shall
at all times be subject to the direction and control of
the Board of Directors of DSI.

2.1. Subject to the foregoing and to the
terms and conditions of this Agreement, DSI shall provide
to Golden American the Services set forth below.

(a) MARKETING

DSI shall provide marketing Services, including
recruitment and direction of internal wholesalers,
validation of agents' training allowances and development
allowances and the administration of all agency matters.

(b) ADVERTISING AND SALES PROMOTIONAL SERVICES

Under the general supervision of the Board of
Directors of Golden American and subject to the
direction, control and prior approval of the responsible
officers of Golden American, DSI shall provide sales
Services, including sales aids, rate guides, sales
brochures, solicitation materials and such other
promotional materials, information, assistance and advice
as shall assist the sales efforts of Golden American.
DSI shall also interface to the extent necessary or
appropriate with the NASD and SEC regarding marketing
materials.

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(c) DSI shall provide underwriting and related
securities Services to Golden American in its offerings
of insurance products.

(d) DSI shall provide supervisory and
regulatory expertise and support as necessary to
facilitate Golden American's offering of insurance
products, including NASD and SEC interface regarding

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registered representatives and registration statements.

2.2. Subject to the foregoing and to the
terms and conditions of this Agreement, Golden American
shall provide to DSI the services set forth below.

(a) SUPERVISORY/MANAGERIAL

Golden American shall provide managerial and
supervisory services to DSI regarding insurance
operations, insurance distribution and product specific
knowledge/information or training.

(b) ACCOUNTING/FINANCIAL

Golden American shall provide treasury,
accounting, and financial reporting services, including
systems support as requested by DSI to support DSI's
investment advisory and in the performance of allocations
of salaries and expenses of the parties to this
Agreement.

(c) TAX

Golden American shall provide tax-related
consulting and related services to DSI's operations.

(d) LEGAL

Golden American shall provide legal support for
DSI.

(e) COMMISSIONS PROCESSING

Golden American shall process the payment of
commissions for DSI.

3. CHARGES

Golden American agrees to reimburse DSI and DSI
agrees to reimburse Golden American for Services provided
to each other pursuant to this Agreement. The charges
for such Services and Facilities shall include all direct
and directly allocable expenses, reasonably and equitably
determined to be attributable to each party, plus a
reasonable charge for direct overhead such as rent
expense, the amount of such charge for overhead to be
agreed upon by the parties from time to time. When
shared personnel are used to perform Services,
allocations of the cost of such personnel including
salaries and benefits shall be in proportion to the time
spent by such personnel directly relating to Services
performed for the appropriate party to this Agreement.

Each party's determination of charges hereunder
shall be presented to the other party, and if a party
objects to any such determination, it shall so advise the
other party within thirty (30) days of receipt of notice
of said determination. Unless the parties can reconcile
any such objection, they shall agree to the selection of
a firm of independent certified public accountants which
shall determine the charges properly allocable to each
party and shall, within a reasonable time, submit such
determination, together with the basis therefore, in
writing to DSI and Golden American whereupon such
determination shall be binding. The expenses of such a
determination by a firm of independent certified public
accountants shall be borne equally by DSI and Golden
American.

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4. PAYMENT

Each party shall submit to the other party within
thirty (30) days of the end of each calendar month a
written statement of the amount estimated to be owed by
the other party for Services and the use of Facilities
pursuant to this Agreement in that calendar month and
each party shall pay to the party rendering the statement
within thirty (30) days following receipt of such written
statement the amount set forth in the statement.

5. ACCOUNTING RECORDS AND DOCUMENTS

Each party shall be responsible for maintaining full
and accurate accounting records of all Services rendered
and Facilities used pursuant to this Agreement to the
other party and such additional information as each may
reasonably request for purposes of its internal
bookkeeping and accounting operations. They shall keep

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such accounting records insofar as they pertain to the
computation of charges hereunder available at their
principal offices for audit, inspection and copying by
the other party or any governmental agency having
jurisdiction over each entity during all reasonable
business hours.

With respect to accounting and statistical records
prepared by reason of their performance under this
Agreement, summaries of such records shall be delivered
to the other party within thirty (30) days from the end
of the month to which the records pertain, or as soon
thereafter as practicable.

6. OTHER RECORDS AND DOCUMENTS

All books, records, and files established and
maintained by DSI by reason of its performance under this
Agreement which, absent this Agreement, would have been
held by Golden American shall be deemed the property of
Golden American, and shall be subject to examination by
Golden American and persons authorized by it at all
times, and shall be delivered to Golden American at least
quarterly. The records held by Golden American for
services provided for DSI shall be deemed property of
DSI, and shall be subject to examination by DSI and
persons authorized by it at all times.

With respect to original documents other than those
provided for in Section 5 hereof which would otherwise be
held by Golden American and which may be obtained by DSI
in performing under this Agreement, DSI shall deliver
such documents to Golden American within thirty (30) days
of their receipt by DSI except where continued custody of
such original documents is necessary to perform services
hereunder. The records held by Golden American in the
performance of services for DSI shall be delivered to DSI
within thirty (30) days of their receipt by Golden
American except where continued custody is necessary to
perform services hereunder.

7. RIGHT TO CONTRACT WITH SUBS

Nothing herein shall be deemed to grant either an
exclusive right to provide Services to the other party,
and each party retains the right to contract with any
SUB, affiliated or unaffiliated, for the performance of
Services or for the use of Facilities as are available to
or have been requested by either party pursuant to this
Agreement.

8. TERMINATION AND MODIFICATION

This Agreement shall remain in effect until
terminated by either DSI or Golden American upon giving
thirty (30) days or more advance written notice, provided
that Golden American shall have the right to elect to
continue to receive data processing Services and/or to
continue to utilize data processing Facilities and
related software for up to one year from the date of such
notice. Upon termination, each party shall promptly
deliver to the other party all books and records that
are, or are deemed by this Agreement to be, the property
of the other party.

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9.	SETTLEMENT ON TERMINATION

No later than ninety (90) days after the effective
date of termination of this Agreement, each party shall
deliver to the other party a detailed written statement
of all charges incurred and not included in any previous
statement to the effective date of termination. The
amount owned hereunder shall be due and payable within
thirty (30) days of receipt of such statement.

10. ASSIGNMENT

This Agreement and any rights pursuant hereto shall
not be assignable by either party hereto, except as set
forth herein or by operation of law. Except as and to
the extent specifically provided in this Agreement,
nothing in this Agreement, expressed or implied, is
intended to confer on any person other than the parties
hereto or their respective legal successors, any rights,
remedies, obligations or liabilities, or to relieve any
person other than the parties hereto or their respective
legal successors from any obligations or liabilities that
would otherwise be applicable. The covenants and
agreements contained in this Agreement shall be binding
upon, extend to and ensure to the benefit of the parties

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hereto, their and each of their successors and assigns
respectively.

11. GOVERNING LAW

This Agreement is made pursuant to and shall be
governed by, interpreted under, and the rights of the
parties determined in accordance with, the laws of the
State of Delaware.

12. ARBITRATION

Any unresolved difference of opinion between the
parties arising out of or relating to this Agreement, or
the breach thereof, except as provided in Section 3,
shall be settled by arbitration in accordance with the
Commercial Arbitration Rules of the American Arbitration
Association and the Expedited Procedures thereof, and
judgement upon the award rendered by the Arbitrator may
be entered in any Court having jurisdiction thereof. The
arbitration shall take place in Wilmington, Delaware, or
at such other place as the parties may mutually agree.

13. NOTICE

All notices, statements or requests provided for
hereunder shall be deemed to have been duly given when
delivered by hand to an officer of the other party, or
when deposited with the U.S. Postal Service as certified
or registered mail, postage prepaid, addressed:

(a) If to DSI, to:

Bernard R. Beckerlegge
General Counsel and Secretary
Directed Services, Inc.
280 Park Avenue, 14th Floor-West
New York, New York 10017

(b) If to Golden American, to:

David L. Jacobson
Senior Vice President and Assistant Secretary
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, Delaware 19801

or to such other person or place as each party may from
time to time designate by written notice sent as
aforesaid.

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14. ENTIRE AGREEMENT

This Agreement, together with such Amendments as may
from time to time be executed in writing by the parties,
constitutes the entire Agreement between the parties with
respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this
Agreement to be executed in duplicate by their respective
officers duly authorized so to do, and their respective
corporate seals to be attached hereto this 7th day of
March 1995.

Directed Services, Inc.

By: /s/ Mary Bea Wilkenson

Golden American Life Insurance Company

By: /s/ David L. Jacobson

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The Service Agreement between Golden American Life Insurance
Company ("Golden American") and Directed Services, Inc. ("DSI")
dated March 7, 1995 is hereby amended by mutual agreement of the parties by addition of the following provisions:

Section 2.1 Services of Directed Services, Inc. shall be

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amended by adding the following:

(e)	DSI shall conduct due diligence meetings and conferences to educate third-party broker-dealers regarding Golden American's insurance products.

Section 3. CHARGES shall be amended by adding the following
examples demonstrating equitable determination of expenses.
These examples are intended to show the intent of the parties and are not all inclusive:

(a)	Expenses relating to compensation of wholesalers -
	1.	Golden American shall pay the base compensation of wholesalers. This serves as Golden American's share for providing insurance knowledge and insurance distribution services.
	2.	DSI shall pay the bonus compensation of wholesalers. This serves as DSI's share for providing marketing services to third- party broker-dealers.
(b)	Expenses related to the production of marketing materials -

(b) Golden American pays for prospectus and marketing materials directly related to the insurance products.

(c) DSI pays for marketing materials related to its investment advisory functions, including brochures describing fund
performance, fund objectives and fund risks.

(c)	Expenses for managerial and supervisory services payable to Golden American 10 bp of separate account assets (Section 2.2(a)).

This amendment was executed December 18, 1995 and is effective as of March 7, 1995.

By: /s/ Mary Bea Wilkenson	By: /s/ David L. Jacobson
- --------------------------------	-------------------------------
Directed Services, Inc.	Golden American Life
Insurance Company

Directed Services, Inc.

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</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-99.B8D
<SEQUENCE>5
<DESCRIPTION>SERV AGR BTW GOLD AMER AND EISI
<TEXT>

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EXHIBIT (8)(e)

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INVESTMENT MANAGEMENT AGREEMENT

Agreement for Investment Management and Administrative Services
dated as of January 1, 1997, between Equitable Investment
Services, Inc. (AInvestment@), a corporation organized and
existing under the laws of the State of Iowa, and Golden American
Life Insurance Company (GA), an insurance company organized and existing under the laws of the State of Delaware.

1.

Investment hereby agrees to act as investment manager for, and to manage the investment assets of GA=s general account, and certain assets in a non-unitized separate account established and maintained by GA to support certain annuity contracts, excluding policy loans of GA, (hereinafter referred to as AManaged Assets@), and any other assets as may be mutually agreed on from time to time and to provide administrative services related thereto. Investment of managed assets of GA shall be at all times in accordance with the investment policies of GA. The Investment policies of GA shall be determined from time to time by its Board of Directors and communicated to Investment. Within such policies, Investment shall assume responsibility for the management of the Managed Assets of GA, and the execution of all investment decisions for GA. Investment shall maintain records documenting all investment decisions made on behalf of GA, such records being the property of GA. Investment shall report to the Board of Directors of GA, at such times and in such manner as the Board of Directors of GA may deem

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